UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2011

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

As previously disclosed, effective with the first quarter ended April 1, 2011, GSI Group Inc. (the “Company”) has modified its operating and reporting segments into three distinct operating divisions: Laser Products, Precision Motion and Technologies and Semiconductor Systems.

The Company is providing, in Exhibit 99.1 to this Current Report on Form 8-K, unaudited historical reclassified operating segment data for each quarter of fiscal years 2010 and 2009, to reflect the change in reportable segments. Exhibit 99.1 is furnished herewith and is incorporated herein by reference. The information contained in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The historical financial information presented under the new organization structure does not in any way restate or revise the financial position, results of operations or cash flows of the Company as set forth in any previously reported consolidated balance sheet, consolidated statement of income or consolidated statement of cash flows of the Company. This information is provided as supplemental financial information that may be of interest to the Company’s shareholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Sales and Gross Profit by Reportable Segment for Interim Periods in Fiscal Years 2010 and 2009 (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 17, 2011	By:	/s/ Robert Buckley
Robert Buckley
Chief Financial Officer

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